                              FIRST AMENDMENT TO LEASE

     THIS AMENDMENT, dated this 6th day of March, 1998, between SIERRA TRINITY INDUSTRIAL PARK, a property of RREEF PERFORMANCE PARTNERSHIP-I, L.P., an Illinois limited partnership ("Landlord") and BIEX, INC., a Delaware corporation ("Tenant"), for the Premises located in the City of Dublin, County of Alameda, State of California, commonly known as 6693 Sierra Lane, Suite F.

1.   RECITALS.

Landlord and Tenant, being parties to that certain Lease dated November 13, 1995, as amended by letter dated November 28, 1995 and attached hereto as Exhibit "A", hereby express their mutual desire and intent to extend the terms of the Lease and amend by this writing those terms, covenants and conditions contained in MULTI-TENANT INDUSTRIAL GROSS LEASE REFERENCE PAGE "LANDLORD'S ADDRESS:", MULTI-TENANT INDUSTRIAL GROSS LEASE REFERENCE PAGE "PREMISES:", MULTI-TENANT INDUSTRIAL GROSS LEASE REFERENCE PAGE "RENTABLE AREA:", MULTI-TENANT INDUSTRIAL GROSS LEASE REFERENCE PAGE "BASE YEAR (DIRECT EXPENSES):", MULTI-TENANT INDUSTRIAL GROSS LEASE REFERENCE PAGE "BASE YEAR (TAXES):", MULTI-TENANT INDUSTRIAL GROSS LEASE REFERENCE PAGE "TENANT'S PROPORTIONATE SHARE:", Article 2, "TERM.", Article 3. "RENT.", Article 5. "SECURITY DEPOSIT.", and add Article 42. "RENEWAL OPTION.", Article 43. "LANDLORD'S AND TENANT'S IMPROVEMENTS.", and Article 44. "LANDLORD'S CONDITIONAL AGREEMENT." as hereinafter provided.

2.   AMENDMENTS.

MULTI-TENANT INDUSTRIAL GROSS LEASE REFERENCE PAGE "LANDLORD'S ADDRESS:" shall hereafter additionally provide as follows:

     RREEF Management Company
     6735 Sierra Court, Suite A
     Dublin, California 94568

MULTI-TENANT INDUSTRIAL GROSS LEASE REFERENCE PAGE "PREMISES:" shall hereafter additionally provide as follows:

     Effective April 1, 1998, Tenant shall expand its Premises to include 6693 Sierra Lane, Suite C, Dublin, California 94568 approximately 6,059 square feet, hereafter known as "Expansion Premises" as shown on Exhibit "A" attached hereto.

MULTI-TENANT INDUSTRIAL GROSS LEASE REFERENCE PAGE "RENTABLE AREA:" shall hereafter additionally provide as follows:

     Effective April 1, 1998, Tenant's square footage shall increase by approximately 6,059 square feet from approximately 4,956 square feet to approximately 11,015 square feet.

MULTI-TENANT INDUSTRIAL GROSS LEASE REFERENCE PAGE "BASE YEAR (DIRECT EXPENSES):" shall hereafter additionally provide as follows:

     Effective April 1, 1998 Tenant's Base Year (Direct Expenses) shall be actual expenses incurred in calendar year 1998.

MULTI-TENANT INDUSTRIAL GROSS LEASE REFERENCE PAGE "BASE YEAR (TAXES):" shall hereafter additionally provide as follows:

     Effective April 1, 1998 Tenant's Base Year (Taxes) shall be actual expenses incurred in tax year 1997/98.


                                      1.

MULTI-TENANT INDUSTRIAL GROSS LEASE REFERENCE PAGE "TENANT'S PROPORTIONATE SHARE:" shall hereafter additionally provide as follows:

     Effective April 1, 1998, Tenant's Proportionate Share shall increase by 2.71% from 2.22% to 4.93% of Sierra Trinity Industrial Park.

ARTICLE 2. "TERM." shall hereafter additionally provide as follows:

     The term of the Expansion Premises shall be for five (5) years commencing on April 1, 1998 and ending on March 31, 2003.

     The term of the Lease shall be extended for two (2) years and four (4) months commencing on December 1, 2000 and ending on March 31, 2003.

ARTICLE 3. "RENT." shall hereafter additionally provide as follows:

     Effective April 1, 1998 through March 31, 2003 the Minimum Monthly Rent for the Expansion Premises shall be as follows:

     April 1, 1998 - March 31, 1999:    $8,179.65 per month or $98,155.80 per year;
     April 1, 1999 - March 31, 2000:    $8,603.78 per month or $103,245.36 per year;
     April 1, 2000 - March 31, 2001:    $9,027.91 per month or $108,334.92 per year;
     April 1, 2001 - March 31, 2002:    $9,452.04 per month or $113,424.48 per year;
     April 1, 2002 - March 31, 2003:    $9,936.76 per month or $119,241.12 per year.

     Effective December 1, 2000 through March 31, 2003 the Minimum Monthly Rent for the Leased Premises shall be as follows:

     December 1, 2000 - March 31, 2001: $7,384.44 per month or $88,613.28 per year;
     April 1, 2001 - March 31, 2002:    $7,731.36 per month or $92,776.32 per year;
     April 1, 2002 - March 31,2003:     $8,127.84 per month or $97,534.08 per year.

ARTICLE 5. "SECURITY DEPOSIT." shall hereafter additionally provide as follows:

     Landlord presently holds $4,800.00 as Security Deposit under the Lease dated November 13, 1995, for the Premises located at 6693 Sierra Lane, Suite F, Dublin, California, leaving an amount due for the Expansion Premises upon execution of this Amendment of $10,000.00 for a total Security Deposit held under this Lease of $14,800.00.

ARTICLE 42. "RENEWAL OPTION." shall hereafter be added and provide as follows:

Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have one (1) option to renew this Lease for a term of five (5) years, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

     (a) If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is one hundred eighty (180) days prior to the expiration of the then current term of the Lease but no later than the date which is one hundred twenty (120) days prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

     (b) The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be increased to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of the Lease which will remain constant. Landlord shall

                                      2.

          advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than thirty (30) days after receipt of Tenant's written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. In no event shall the Annual Rent and Monthly Installment for any option period be less than the Annual Rent and Monthly Installment in the preceding period.

     (c) This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be "personal" to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

ARTICLE 43. "LANDLORD'S AND TENANT'S IMPROVEMENTS." shall hereafter be added and provide as follows:

Landlord hereby agrees to reimburse Tenant up to a maximum of $5.00 per square foot (Fifty Thousand Five Hundred Seventy Five and 00/100 Dollars ($55,075.00) upon receipt of paid invoices and lien releases to be applied toward all cost related to the general construction of Tenant's improvements to the Leased Premises, as per the plans and specifications to be attached hereto, including the following costs by way of illustration, but not limitation: interior design, architectural, and engineering fees and reimbursable expenses, general contractor's fees, permits and construction costs as itemized in contractor's proposal and bid. In no event will Landlord contribute to the cost of decorative items, i.e. wallpaper, decorative lighting, desks, furniture, etc., or any business equipment, machinery or any other business fixture. Any additional improvements or changes to the plans that increase the total project cost above budget, shall be done at Tenant's sole cost and expense, further the Commencement Date of this Amendment shall not be altered, nor delayed, nor Rent be abated as a result of such additional improvement work or changes.

Tenant shall be responsible for the performance and construction of its own improvement work. Tenant accepts full responsibility that all work be performed in a workmanlike manner by a licensed contractor in accordance with
Article 6 of this Lease and that no lien will be placed against Landlord resulting from such work. If Tenant Improvements performed by Tenant trigger governmental codes i.e. ADA or Title 24, etc., the cost of the compliance with the respective code shall be paid out of the Improvement Allowance.

If Tenant has not substantially completed construction of the Improvements by June 30, 1998, Tenant shall forfeit any uncommitted balance of the Fifty Thousand Five Hundred Seventy Five and 00/100 ($55,075.00) Landlord contributed to Tenant's cost. In that event, all other terms and conditions of the Lease shall prevail.

ARTICLE 44. "LANDLORD'S CONDITIONAL AGREEMENT." shall hereafter be added and provide as follows:

     Landlord's acceptance of this First Amendment to Lease is contingent upon successful execution of the Termination of Lease dated March 5, 1998 by and between SIERRA TRINITY INDUSTRIAL PARK, a property of RREEF Performance Partnership-I, L.P., an Illinois limited partnership and Pacific Cyber/Metrix, Inc., a California corporation for the Premises located in the city of Dublin, County of Alameda, State of California, commonly known as 6693 Sierra Lane, Suite C, to be effective March 31, 1998.

3.   INCORPORATION.

Except as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in full force and effect.


                                      3.

4.   CORPORATE AUTHORITY.

If Tenant is a corporation, Tenant represents and warrants that this Amendment and the undersigned's execution of this Amendment has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Amendment on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Amendment on behalf of the corporation.

5.   LIMITATION OF LANDLORD'S LIABILITY.

Redress for any claims against Landlord under this Amendment shall only be made against Landlord to the extent of Landlord's interest in the property to which the Leased Premises are a part. The obligations of Landlord under this Amendment shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or the investment manager.

The parties hereto have executed this Amendment on the dates specified immediately below their respective signatures.

LANDLORD:                                       TENANT:

SIERRA TRINITY INDUSTRIAL PARK,                 BIEX, INC.,
a property of RREEF Performance Partnership-I, a Delaware corporation L.P., an Illinois limited partnership

By:  RREEF MANAGEMENT COMPANY,
     a California corporation

By:                                             By:
   -----------------------------                   -----------------------------
     Stacy A. Vergano

Title:District Manager                          Title:

Dated:                                          Dated:
      --------------------------                      --------------------------


                                      4.

                                     EXHIBIT "A"

Attached to and made a part of that certain First Amendment to Lease dated March 6, 1998 by and between Sierra Trinity Industrial Park, a property of RREEF Performance Partnership-I, L.P., an Illinois limited partnership and Biex, Inc., a Delaware corporation.

                                      PREMISES

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Section 17.2 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to scale; any measurements or distances shown should be taken as approximate.

                                 [GRAPHIC OMITTED]


                                     Exhibit "A"

                                     EXHIBIT "B"

Attached to and made a part of that certain First Amendment to Lease dated March 6, 1998 by and between Sierra Trinity Industrial Park, a property of RREEF Performance Partnership-I, L.P., an Illinois limited partnership and Biex, Inc., a Delaware corporation.

                              ORIGINAL LEASE DOCUMENTS

                                 (attached hereto)




                                     Exhibit "B"

RREEF (Graphic)
The RREEF Funds
November 28, 1995

Mr. Fred Voss
BIEX, INC.
6693 Sierra Lane, Suite F
Dublin, CA  94568

Re:  Amendment to Lease for Biex, Inc., a Delaware corporation dated
     November 13, 1995, for the Leased Premises at 6693 Sierra Court, Suite F, Dublin, California

Dear Mr. Voss:

This letter shall serve to amend the Multi-Tenant Industrial Gross Lease Reference Page "PREMISES:" of the above referenced Lease as follows:

     Sierra Court shall be deleted and replaced with Sierra Lane. The Premises shall hereafter be known as 6693 Sierra Lane, Suite F, Dublin, California, 94568.

All other terms and conditions of the lease will remain in full force and effect.

Please indicate acceptance of the foregoing by signing each copy in the space provided and return three (3) copies back to this office as time is of the essence. Once they are received, one fully executed copy will be sent back to you for your files.

Sincerely,

RREEF MANAGEMENT COMPANY

/s/ Sherie Dunn

Sherie L. Dunn
Vice President
Property Management

OWNER:                                          AGREED AND ACCEPTED:

SIERRA TRINITY INDUSTRIAL PARK,                 BIEX, INC.,
a property of RREEF Performance Partnership-I, a Delaware corporation L.P., an Illinois limited partnership


By:  RREEF MANAGEMENT COMPANY,
     a California corporation


By: /s/ Sherie Dunn                         By: /s/ H. Fred Voss
   -----------------------------               -----------------------------
     Sherie L. Dunn

Title: Vice President, Property Management  Title: VP R & D and Operations
                                                  --------------------------

Dated: 10/4/95                              Dated: Dec. 6, 1995
      --------------------------                  --------------------------

                           TENANT'S ACCEPTANCE STATEMENT

Biex, Inc., a Delaware corporation, as Tenant, hereby acknowledges that Sierra Trinity Industrial Park, a property of RREEF Performance Partnership-I, L.P., an Illinois limited partnership, as Landlord has provided the premises located in the city of Dublin, County of Alameda, State of California, commonly known as 6693 Sierra Court, Suite F (the "Premises"). Landlord and Tenant mutually agree that Tenant Improvements specified on Exhibit B of the lease Agreement dated November 13, 1995, between Landlord and Tenant will be completed while Tenant is in possession of the Premises. Any delay of completion of Tenant Improvements shall not alter the Lease Commencement of November 16, 1995, or Commencement of rent on December 15, 1995.

The improvements on the Premises and the common areas and parking area in connection therewith have been completed, or will be completed as specified above, in accordance with the terms and conditions of the Lease and all have been accepted by the undersigned.

               Lease Commencement Date:                November 16, 1995

               Rent and Additional Rent Commencement:  December 15, 1995

               Lease Termination Date:                 November 30, 2000

COMMENTS:
 Check hot water
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


LANDLORD:                                       TENANT:

SIERRA TRINITY INDUSTRIAL PARK,                 BIEX, INC.
A property of RREEF Performance                 a Delaware corporation
Partnership-I, L.P., an Illinois limited
Partnership

By:  RREEF Management Company,
     a California corporation

By:                                             By: /s/ H. Fred Voss
   -----------------------------                   -----------------------------


Title: Leasing Rep                              Title: VP R & D/Operations
      --------------------------                      --------------------------

Date: Nov. 16, 1995                             Date: Nov. 16, 1995
     ---------------------------                     ---------------------------

                               MULTI-TENANT INDUSTRIAL

                              GROSS LEASE REFERENCE PAGE

PROPERTY:                               Sierra Trinity Industrial Park

LANDLORD:                               SIERRA TRINITY INDUSTRIAL PARK, a property of RREEF
                                        Performance Partnership-I, L.P., an Illinois limited
                                        partnership

LANDLORD'S ADDRESS:                     155-A Moffett Park Drive, #240, Sunnyvale, California 94089

TENANT:                                 Biex, Inc., a Delaware corporation

TENANT'S ADDRESS:                       6693 Sierra Court, Suite F, Dublin, California 94568

LEASE REFERENCE DATE:                   November 13, 1995

PREMISES:                               6693 Sierra Court, Suite F, Dublin, California, 94568 (see
                                        Exhibit "A" for outline of Premises, attached hereto and
                                        incorporated herein by reference.)

USE:                                    Medical research and development

PREMISES RENTABLE AREA:                 approximately 4,956 square feet

COMMENCEMENT DATE:                      December 15, 1995

TERMINATION DATE:                       November 30, 2000

TERM OF LEASE:                          Five (5) years beginning on the Commencement Date and
                                        ending on the Termination Date (unless sooner terminated
                                        pursuant to the Lease.)

INITIAL ANNUAL RENT (Article 3):        $53,520.00 (See also Article 40. "SCHEDULE OF RENTS.")

INITIAL MONTHLY INSTALLMENT OF
ANNUAL RENT (Article 3):                $4,460.00 (See also Article 40. "SCHEDULE OF RENTS.")

BASE YEAR (DIRECT EXPENSES):            1995 = To be determined

BASE YEAR (TAXES):                      1994/95 = $191,311.16

TENANT'S PROPORTIONATE SHARE:           2.22% of Sierra Trinity Industrial Park

SECURITY DEPOSIT:                       $4,800.00

ASSIGNMENT/SUBLETTING FEE:              $1,000.00

REAL ESTATE BROKER DUE COMMISSION:      Lee & Associates

DECLARATION OF RESTRICTIONS:            Date of Recordation FEBRUARY 29, 1968  Reel 2134  Image 548
                                        Instrument Number BA21667

The Reference Page information is incorporated into and made a part of this Lease. In the event of any conflict between any Reference Page information and this Lease, this Lease shall control. This Lease includes Exhibits "A" through "D", all of which are made a part hereof.


LANDLORD:                                    TENANT:

SIERRA TRINITY INDUSTRIAL PARK,              Biex, Inc.,
a property of RREEF Performance              a Delaware corporation
 Partnership-I, L.P.,
an Illinois limited partnership

By:   RREEF MANAGEMENT COMPANY,
      a California corporation

By:    /s/ Sherie Dunn                       By:   /s/ H. Fred Voss
       -----------------------------               -----------------------------
       Sherie L. Dunn
Title: Vice President                        Title: VP Operations and R & D
       Property Management                         -----------------------------
Dated:                                       Dated:
       -----------------------------               -----------------------------

                                        LEASE


     By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Page. The Reference Page, including all terms defined thereon, is incorporated as part of this Lease.

1.   USE AND RESTRICTIONS ON USE.

     1.1 The Premises are to be used solely for the purposes stated on the Reference Page. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained, or the commission of any waste. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, all at Tenant's sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casually or against liability for damage to property or injury to persons in or about the Building or any part thereof.


2.   TERM.

     2.1 The Term of this Lease shall begin on the date ("Commencement Date") which shall be the later of the Scheduled Commencement Date as shown on the Reference Page and the date that Landlord shall tender possession of the Premises to Tenant. Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed. Tenant shall deliver a punch list of items not completed within 30 days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Landlord and Tenant shall execute a memorandum setting forth the actual Commencement Date and Termination Date.

     2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within one hundred twenty (120) days of the Scheduled Commencement Date (other than as a result strikes, shortages of materials or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of: (a) Tenant's failure to agree to plans and specifications; (b) Tenant's request for materials, finishes or installations other than the Landlord's stand except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant's change in any plans or specifications; or
(d) performance or completion by a party employed by Tenant. If any delay is the result of any of the foregoing, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such delay.

     2.3 In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the Termination Date.

3.   RENT.  (See also Article 40. "SCHEDULE OF RENTS.")

     3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first month's rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon a thirty (30) day month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Landlord's address, as set forth on the Reference Page, or to such other person or at such other place as Landlord may from time to time designate in writing.

     3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) a sum equal to five percent (5%) per month of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant's obligation for each successive monthly period until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord's remedies pursuant to
Article 19 in the event said rent or other payment is unpaid after date due.

4.   RENT ADJUSTMENTS.

     4.1 For the purpose of this Article 4, the following terms are defined as follows:

          4.1.1 Lease Year: Each calendar year falling partly or wholly within the Term.

          4.1.2 Direct Expense: All direct costs of operation, maintenance, repair and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this
Section 4.1.2 for similar tenants), as determined in accordance with generally accepted principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas and waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signalling system); window cleaning costs, labor costs; costs and expenses of managing the Building including management fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs of equipment other than capital items, current rental and leasing costs of items which would be amortizable capital items if purchased; tool costs; licenses; permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. Direct Expenses shall not include deprecation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants' premises, leasing commissions, interest expenses on long-term borrowings, advertising costs or management salaries for executive personnel other than personnel located at the Building. In addition, Landlord shall be entitled to amortize and include as an additional rental adjustment: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) fire sprinklers and suppression systems and other life safety systems; and
(iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed. All such costs shall be amortized over the reasonable life of such improvements in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the prime lending rate announced from time to time as such by The Northern Trust Company of Chicago, Illinois.

          4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessment which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes should not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building.

     4.2 If in any Lease Year, (i) Direct Expenses paid or incurred shall exceed Direct Expenses paid or incurred in the Base Year (Direct Expenses) and/or (ii) Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which became due and payable in the Base Year (Taxes), Tenant shall pay as additional rent for such Lease Year Tenant's Proportionate Share of such excess.

     4.3 The annual determination of Direct Expenses shall be made by Landlord and, if certified by a nationally recognized firm of public accountants selected by Landlord, shall be binding upon Landlord and Tenant. Tenant may review the books and records supporting such determination in the office of Landlord, or Landlord's agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one period. In the event that during all or any portion of any Lease Year, the Building is to fully rented and occupied Landlord may make any appropriate adjustment in occupancy-related Direct Expenses for such year for the purpose of avoiding distortion of the amount of such Direct Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing sound accounting and management principles to determine Direct Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied, and the amounts so determined shall be deemed to have been Direct Expenses for such Lease Year.

     4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant's liability for Direct Expenses and/or Taxes under Section 4.2, Article 6 and Article 29 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

     4.5 When the above mentioned actual determination of Tenant's liability for Direct Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

          4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Direct Expenses and/or Taxes for the Lease Year is less than Tenant's liability for Direct Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty
(30) days of receipt of Landlord's bill therefor; and

          4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Direct Expenses and/or Taxes for the Lease Year is more than Tenant's liability for Direct Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4. Tenant shall not be entitled to a credit by reason of actual Direct Expenses and/or Taxes in any Lease year being less than Direct Expenses and/or Taxes in the Base Year (Direct Expenses and/or Taxes).

     4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant's liability for Direct Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5.   SECURITY DEPOSIT.

Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenant's default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payments of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion is so used, Tenant shall within five
(5) days after written demand for, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant's obligations under this Lease have been fulfilled.

6.   ALTERATIONS.

     6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements.

     6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made using Landlord's contractor (unless Landlord agrees otherwise) at Tenant's sole cost and expense. If Tenant shall employ any Contractor other than Landlord's Contractor and such other Contractor or any Subcontractor of such other Contractor shall employ any non-union labor or supplier, Tenant shall be responsible for any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a reasonable charge to cover its overhead as it relates to such proposed work.

     6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all governmental laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord, including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance as Landlord shall require to assure payment of the costs thereof and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate or attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord's election said sums shall be paid in the same way as sums due under Article 4.

     6.4 All alterations, additions, and improvements in, on, or to the Premises made or installed by Tenant, including carpeting, shall be and remain the property of Tenant during the Term but, excepting furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures, shall become a party of the realty and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Term, at which time shall pass to Landlord under this Lease as by a bill of sale, unless Landlord elects otherwise. Upon such election by Landlord, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove any such alterations, additions or improvements which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear and damage by fire or other casualty excepted.

7.   REPAIR.

     7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the roof, walls and foundation of the Building. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

     7.2 Tenant hereby waives and releases tits right to make repairs at Landlord's expense under Section 1941 and 1942 of the California Civil Code and its right to terminate the Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

     7.3 Tenant shall at its own costs and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty excepted (but not excepting any damage to glass). Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, invitees, or any other person entering upon the Premises as a result of Tenant's business activities or caused by Tenant's default hereunder.

     7.4 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

     7.5 Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord). The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Landlord may, upon notice to Tenant, enter into such a maintenance/service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord's overhead.

     7.6 Landlord shall coordinate any repairs and other maintenance of any railroad tracks serving the Building and, if Tenant uses such rail tracks, Tenant shall reimburse Landlord or the railroad company from time to time upon demand, as additional rent, for its share of the costs of such repair and maintenance and for any other sums specified in any agreement to which Landlord or Tenant is a party respecting such tracks, such costs to be borne proportionately by all tenants in the Building using such rail tracks, based upon the actual number of rail cars shipped and received by such tenant during each calendar year during the Term.

8.  LIENS.

Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept, Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least five business days' prior notice of commencement of any construction on the Premises.

9.  ASSIGNMENT AND SUBLETTING.

     9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy, without the prior written consent of Landlord, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least ninety (90) days but no more than one hundred eighty (180) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial reports and other relevant financial information of the proposed subtenant or assignee.

     9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

     9.3 In addition to Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within sixty (60) days following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, andy any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

     9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to one hundred percent (100%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant. As used in this Section, "Increased Rent" shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of the Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.

     9.5 Notwithstanding any other provision hereof, Tenant shall have no right to make (and Landlord shall have the absolute right to refuse to) any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant's notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation as evidenced by the issuance of a written proposal;
(b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; or (e) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that Landlord shall have the absolute right to refuse consent to any such assignment or sublease and that for the purposes of any statutory or other requirement of reasonableness on the part of the Landlord such refusal shall be reasonable.

     9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletter Fee plus; on demand, a sum equal to all of Landlord's costs, including attorney's fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

     9.7 If Tenant is a corporation, partnership or trust, any transfer or transfers of or change or changes within any twelve month period in the number of the outstanding voting shares of the corporation, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this

Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.

10.  INDEMNIFICATION.

None of the Landlord entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limited the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fir, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises;
(c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provision of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11.  INSURANCE.

     11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease--each employee;
(e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, paneling, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and (f) Business Interruption Insurance with limit of liability representing loss of at least approximately six months of income.

     11.2 Each of the aforesaid policies shall (a) be provided at Tenant's expense; (b) name the Landlord and the building management company, if any, as additional insureds; (c) be used by an insurance company with a minimum Best's ration of "A:VII" during the Term; and (d) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

     11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12.  WAIVER OF SUBROGATION.

So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13.  SERVICES AND UTILITIES.

Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional to rent hereunder. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

14.  HOLDING OVER.

Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be 150% of the greater of: (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and, (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord's election to that effect, such holding over shall constitute renewal of this Lease for a period from month to month or one year, whichever shall be specified in such notice, in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law.

15.  SUBORDINATION.

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provide,d however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and delivery upon demand such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

16.  RULES AND REGULATIONS.

Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit C to this Lease and all reasonable modifications of an additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17.  REENTRY BY LANDLORD.

     17.1 Landlord reserves and hall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees, or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. NOTWITHSTANDING THE FOREGOING, LANDLORD SHALL BE (1) PERMITTED ONLY TO ENTER UPON REASONABLE PRIOR NOTICE AND THE ONLY WHEN ACCOMPANIED BY A REPRESENTATIVE OF TENANT, AND (2) PRECLUDED FROM SPECIFIC AREAS WHERE THERE IS RISK OF INJURY OR CONTAMINATION OF LANDLORD OR CONTAMINATION OF TENANT'S WORK ENVIRONMENT.

     17.2 Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged.

     17.3 Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17. Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligation under this Lease.

     17.4 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem property to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord's possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord as additional rent upon demand.

18.  DEFAULT.

     18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

          18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five days after written notice that such
payment    was not made when due, but if any such notice shall be given, for the twelve month period commencing with the date of such notice, the failure to pay within five days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

          18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant.

          18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only.

          18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

          18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.

19.  REMEDIES.

     19.1 Upon the occurrence of any of such events of default described in
Article 18.1 or elsewhere in this Lease, Landlord shall have the following rights and remedies in addition to all other rights or remedies available to Landlord in law or equity:

          19.1.1    The rights and remedies provided by California Civil Code
Section 1951.2, including, but not limited to, the right to terminate Tenant's right to possession of the Premises and to recover the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

          19.1.2    The rights and remedies provided by California Civil Code
Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession; provided, however, if Landlord elects to exercise its remedies described in this subsection and Landlord does not terminate this Lease, and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises at such time as Tenant is in default, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession;

          19.1.3 The right to terminate this Lease by giving notice to Tenant in accordance with applicable law;

          19.1.4 The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable California law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting, (i) Tenant shall be immediately liable for payment to Landlord of, in addition indebtedness other than rent due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the rent for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as rent for the Premises for such period, or
(ii) at the option of Landlord, rents received from such subletting shall be applied, first, to payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same become due hereunder. If Tenant has been credited with any rent to be received by such subletting under clause (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), of or such rentals received from such subletting under clause (i) during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this subparagraph, Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking of possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach; and

          19.1.5 The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to subparagraph 19.1.4.

          19.1.6 For purposes of this Article 19: "worth at the time of award" shall be computed by allowing interest at a per annum rate of ten percent and rent with respect to each month shall be deemed to be a monthly rental arrived at by adding (i) one twelfth of the Annual Rent, plus (ii) an amount equal to the monthly average of all the percentage rental received by or payable to Landlord during the period that Tenant was conducting Tenant's business in the Premises in the manner and to the extent required by this Lease, plus (iii) one twelfth of any items of additional rent paid or payable by Tenant hereunder during the 12 consecutive month period prior to the month in which Tenant's default occurs or one twelfth of the annualized amount of additional rent paid or payable and the last day of the calendar month prior to the month in which such default occurs, if such default occurs during the first 12 calendar months of the Term).

     19.2 If on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies arising under this Lease, Tenant agrees to pay all Landlord's attorney's fees so incurred. Tenant expressly waives any right to: (a) trial by jury; and
(b) service of any notice required by an present or future law or ordinance applicable to landlords or tenants but not required by the terms of this Lease.

     19.3 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

     19.4 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord or any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord's right to enforce any such remedies with respect to such Default or any subsequent Default.

     19.5 To secure the payment of all rentals and other sums of money becoming due from Tenant under this Lease, Landlord shall have and Tenant grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease, which lien may be enforced in equity, and a continuing security interest upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord under this Lease shall first have been paid and discharged. In the event of a Default under this Lease, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 19.5 at public or private sale upon five (5) days' notice to Tenant. Tenant shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Landlord's discretion to perfect the security interest hereby created.

20.  TENANT'S BANKRUPTCY OR INSOLVENCY.

     20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"):

            20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

                      20.1.1.1 Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's
Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

                      20.1.1.2 Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of:
(a) three months' rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.

                      20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

                      20.1.1.4 Landlord shall have, or would have had absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21.  QUIET ENJOYMENT.

Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hinderance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third parties, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22.  DAMAGE BY FIRE, ETC.

     22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within two hundred fifth (250) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage.

     22.2 If such repairs cannot, in Landlord's reasonably estimation, be made within two hundred fifty (250) days, Landlord and Tenant shall each have the option of giving the other, at any time within sixty (60) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

     22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises or belonging to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     22.4 IN the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

     22.5   Notwithstanding anything to the contrary contained in this Article:
(a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord's notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds by applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

     22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

     22.7 The provisions of this Lease, including this Article, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any party of the Premises or the Building and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1934(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to the Lease or any damage or destruction to all or any part of the Premises or the Building.

23.  EMINENT DOMAIN.

If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by andy public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24.  SALE BY LANDLORD.

In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the
successor in interest of Landlord in and to this Lease.   Except as set forth in
this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25.  ESTOPPEL CERTIFICATES.

Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other matters as amy be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this
Article 25 may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate.

26.  SURRENDER OF PREMISES.

     26.1 Tenant shall, at least thirty (30) days before the last day of the Term, arrange to meet Landlord for a joint inspection of the Premises. In the event of Tenant's failure to arrange such joint inspection to be held prior to vacating the Premises, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

     26.2 At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Tenant may, and at Landlord's request shall, at Tenant's sole cost, remove upon termination of this Lease, any and all furniture, furnishings, movable partitions of less than full height from floor to ceiling, trade fixtures and other property installed by Tenant, title to which shall not be in or pass automatically to Landlord upon such termination, repairing all damage caused by such removal. Property not so removed shall, unless requested to be removed, be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale. All other alterations, additions and improvements in, on or to the Premises shall be dealt with and disposed of as provided in Article 6.

     26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. In the event that Tenant's failure to perform prevents Landlord from releasing the Premises, Tenant shall continue to pay rent pursuant to the provisions of Article 14 until such performance is complete. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27.  NOTICES.

Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Page, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.

28.  TAXES PAYABLE BY TENANT.

In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable to Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

30.  DEFINED TERMS AND HEADINGS.

The Article headings shown in this Lease ar for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following "Landlord Entities", being Landlord, Landlord's investment manager, and the trustees, board of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable space footage of the Premises and Tenant's Proportionate Share shown on the Reference Page.

31.  TENANT'S AUTHORITY.

If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the corporation has fully right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state and that such entity on behalf of the Tenant was authorized to do so my any and all appropriate partnership, trust or other actions. Tenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

32.  COMMISSIONS.

Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference page.

33.  TIME AND APPLICABLE LAW.

Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

34.  SUCCESSORS AND ASSIGNS.

Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

35.  ENTIRE AGREEMENT.

This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

36.  EXAMINATION NOT OPTION.

Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month's rent as set forth in Article 3 and any sum owed pursuant to this Lease.

37.  RECORDATION.

Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

38.  AUTHORIZATION OF FINANCIAL INFORMATION.

Tenant hereby authorizes Landlord to verify past and present business and employment earning records, bank accounts, stock holdings, and any other asset balances Landlord deems necessary to verify Tenant's financial and credit situation. Tenant further authorized Landlord to order a consumer credit report and to verify other credit information, including past and present loans, extensions of credit, and landlord references. This authorization includes the reverification of any of the information that the Landlord shall be originally authorized to obtain and verify and such information may be obtained and verified by Landlord's agents and/or affiliates and any investors and/or assigns.

39.  HAZARDOUS MATERIALS.

     (a) Tenant agrees that Tenant, its agents and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives (collectively "Hazardous Materials") on, under, or about the Premises, without Landlord's prior written consent (which consent shall not be unreasonably withheld as long as (i) such Hazardous Materials are necessary or useful to Tenant's business and Tenant demonstrates and documents to Landlord's reasonable satisfaction that such Hazardous Materials will be used, kept, and stored in compliance with all laws relating to any Hazardous Materials so brought or used or kept in or about the Premises; and
(ii) that Tenant will give all notices required by applicable governmental agencies concerning the presence in or on the Premises or the release of such Hazardous Materials from the Premises) provided that Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover, and the like), provided further that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises or the environment.

     (b) Tenant further agrees that Tenant will not permit any substance suspected of causing cancer of reproductive toxicity to come into contact with groundwater under the Premises. Any such substance coming into contact with groundwater shall be considered a Hazardous Material for purposes of this Rider.

     (c) (i) Notwithstanding the provisions of Paragraph (a), Tenant may handle, store, and use Hazardous Materials, limited to the types, amounts, and use identified in the Hazardous Materials Exhibit attached hereto. If no Hazardous Materials Exhibit is attached to this Lease, then this Paragraph
(c) shall be of no force and effect. Tenant hereby certifies to Landlord that the information provided by Tenant pursuant to this Paragraph is true, correct, and complete. Tenant covenants to comply with the use restrictions shown on the attached Hazardous Materials Exhibit. Tenant's business and operations, and more especially its handling, storage, use and disposal of Hazardous Materials shall at all times comply with all applicable laws pertaining to Hazardous Materials. Tenant shall secure and abide by all permits necessary for Tenant's operations on the Premises. Tenant shall give or post all notices required by all applicable laws pertaining to Hazardous Materials. If Tenant shall at any time fail to comply with this Paragraph, Tenant shall immediately notify Landlord in writing of such noncompliance.

       (ii) Tenant shall maintain all records required by applicable governmental agencies including any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) relating to any Hazardous Materials to be used, kept, or stored at or on the Premises. Landlord shall be entitled to view and copy such records upon reasonable advance notice. In addition Tenant shall provide Landlord copies of any reports required to be made to applicable governmental agencies at the time such reports are made.

      (iii) Tenant shall not store hazardous wastes on the Premises for more than 90 days; "hazardous waste" has the meaning given it by the Resource Conservation and Recovery Act of 1976, as amended. Tenant shall not install any underground or above ground storage tanks on the Premises. Tenant shall not dispose of any Hazardous Material or sold waste on the Premises. In performing any alterations of the Premises permitted by the Lease, Tenant shall not install any Hazardous Material in the Premises without the specific consent of Landlord attached as an exhibit to this Rider.

       (iv) Any increase in the premiums for necessary insurance on the Property which arises form Tenant's use and/or storage of Hazardous Materials shall be solely at Tenant's expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local governmental agency with jurisdiction.

     (d) If Landlord, in its sole discretion, believes that the Premises or the environment have become contaminated with Hazardous Materials that must be removed under the laws of the state where the Premises are located, in breach by Tenant of the provisions of this Lease, Landlord, in addition to its other rights under this Lease, may enter upon the Premises and obtain samples from the Premises, including without limitation the soil and groundwater under the Premises, for the purposes of analyzing the same to determine whether and to what extent the Premises or the environment have become so contaminated. Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this Rider. Tenant may not perform any sampling, testing, or drilling to locate any Hazardous Materials on the Premises without Landlord's prior written consent not to be unreasonably withheld.

     (e) Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant under this clause shall survive any termination of this Lease. At Landlord's option, Tenant shall perform any required or necessary investigation, repair, cleanup, or detoxification of the Premises. In such case, Landlord shall have the right, in its sole discretion, to approve all plans, consultants, and cleanup standards. Tenant shall provide Landlord on a timely basis with (i) copies of all documents, reports, and communications with governmental authorities; and (ii) notice and an opportunity to attend all meetings with regulatory authorities. Tenant shall comply with all notice requirements and Landlord and Tenant agree to cooperate with governmental authorities seeking access to the Premises for purposes of sampling or inspection. No disturbance of Tenant's use of the Premises resulting from activities conducted pursuant to this Paragraph shall constitute an actual or constructive eviction of Tenant from the Premises. In the event that such cleanup extends beyond the termination of this Lease, Tenant's obligation to pay rent (including additional rent and percentage rent, if any) shall continue until such cleanup is completed and any certificate of clearance or similar document has been delivered to Landlord. Rent during such holdover period shall be at market rent; if the parties are unable to agree upon the amount of such market rent, then Landlord shall have the option of (a) increasing the rent for the period of such holdover based upon the increase in the cost-of-living from the third month preceding the commencement date to the third month preceding the start of the holdover period, using such indices and assumptions and calculations as Landlord in its sole reasonable judgement shall determine are necessary; or (b) having Landlord and Tenant each appoint a qualified MAI appraiser doing business in the area; in turn, these two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for Premises as of the expiration of the then current term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the rent is found to be within fifteen percent of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the rent be subject to determination or modification by any person, entity, court, or authority other than as set forth expressly herein, and in no event shall the rent for any holdover period be less than the rent due in the preceding period.

     (f) Notwithstanding anything set forth in this Lease, Tenant shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly therefrom, resulting directly from matters occurring or Hazardous Materials deposited (other than by contractors, agents or representatives controlled by Landlord) during the Lease term, and any other period of time during which Tenant is in actual or constructive occupancy of the Premises. Tenant shall take reasonable precautions to prevent the contamination of the Premises with Hazardous Materials by third parties.

     (g) It shall not be unreasonable for Landlord to withhold its consent to any proposed Assignment or Sublease if (i) the proposed Assignee's or Sublessee's anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Materials; (ii) the proposed Assignee or Sublessee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such Assignee's or Sublessee's actions or use of the property in question; or (iii) the proposed Assignee or Sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a hazardous material.

     (h) Any of Tenant's insurance insuring against claims of the type dealt with in this Rider shall be considered primary coverage for claims against the Property arising out of or under this Paragraph.

     (i) In the event of (i) any transfer of Tenant's interest under this Lease; or (ii) the termination of this Lease, by lapse of time or otherwise, Tenant shall be solely responsible for compliance with any and all then effective federal, state or local laws concerning (i) the physical condition of the Premises, Building, or Property; or (ii) the presence of hazardous or toxic materials in or on the Premises, Building, or Property (for example, the New Jersey Environmental Cleanup Responsibility Act, the Illinois Responsible Property Transfer Act, or similar applicable state laws), including but not limited to any reporting or filing requirements imposed by such laws. Tenant's duty to pay rent, additional rent, and percentage rent shall continue until the obligations imposed by such laws are satisfied in full and any certificate of clearance or similar document has been delivered to Landlord.

     (j) All consents given by Landlord pursuant to this Article shall be in writing and shall be attached as amendments to this Lease. If such consents are not attached to this Lease, then such consents will be deemed withheld.

40.  SCHEDULE OF RENTS.

In accordance with Article 3, the Annual Rent and Monthly Installment of Rent shall increase per the schedule shown below:

December 1, 1995 - November 30, 1997:   $4,460.00 per month or $53,520.00 per year;
December 1, 1997 - November 30, 1998:   $4,638.40 per month or $55,660.80 per year;
December 1, 1998 - November 30, 1999:   $4,824.24 per month or $57,890.88 per year;
December 1, 1999 - November 30, 2000:   $5,017.21 per month or $60,206.52 per year;


41.  LIMITATION OF LANDLORD'S LIABILITY.

Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

LANDLORD:                                              TENANT:

SIERRA TRINITY INDUSTRIAL PARK,                        Biex, Inc.
a property of RREEF Performance Partnership-I, L.P.,   a Delaware corporation
an Illinois limited partnership

By:  RREEF MANAGEMENT COMPANY,
     a California corporation

By:     /s/ Sherie Dunn                                By: /s/ H. Fred Voss
        -------------------------                         ---------------------
        Sherie L. Dunn
Title:  Vice President                                 Title: VP Operations
        Property Management                                   and R & D
                                                             ------------------

                                                       Dated: Nov. 14, 1995
                                                             ------------------
Dated:   11/15/95
        ------------------------

                                     EXHIBIT "A"

attached to and made a part of that certain Lease Agreement dated November 13, 1995, by and between SIERRA TRINITY INDUSTRIAL PARK, a property of RREEF Performance Partnership-I, L.P., an Illinois limited partnership, as Landlord, and Biex, Inc., a Delaware corporation, as Tenant, for the Premises commonly known as 6693 Sierra Court, Suite F, Dublin, California.

                                       PREMISES

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Section 17.2 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to scale; any measurements or distances shown should be taken as approximate.

                                  [GRAPHIC OMITTED]



                                     EXHIBIT "A"
                                   page one of one

                                     EXHIBIT "B"

attached to and made a part of that certain Lease Agreement dated November 13, 1995, by and between SIERRA TRINITY INDUSTRIAL PARK, a property of RREEF Performance Partnership-I, L.P., an Illinois limited partnership, as Landlord, and Biex, Inc., a Delaware corporation, as Tenant.

                                 INITIAL ALTERATIONS

Landlord shall, at its sole cost and expense, improve the Lease Premises per plans and specifications by Michael J. Huyck Construction dated October 17, 1995 as shown on the plan below in accordance with Tenant Work Letter attached hereto.


Demolition - Watts                [GRAPHIC OMITTED]
Carpentry Framing & Material & Wall Bracing
Carpentry Finish
City Building Permits
Insulation R-11 & R-10
Drywall - Hang, Tape & Finish
Painting @ Walls, (4) Door Frames & (4) Doors-Except Walls & Ceil'g @ Bathrms' Fire Sprinkler System- Add (1) hd., relocate (2) hds. & plug (1). (Does not include engineered drawings or fire sprinkler permit or plan check fee or review of building plans)
Electrical-Remove E. Receptacles, Safe-end & install 23 New Receptables, 18 New Switches, excludes rough-in of phone outlets
T-Bar Ceiling - Patch @ removed walls & new ceil'g @ new office areas allows for 840 S.F.
(2) New 3'x7' S.C. Stain Grade Birch Doors & (4) New Hollow Metal Frames w/20 min. label
(3) Finish Door Hardware-Pasage Latches, (4) Doorstops
Floor Prep.
Carpet @ New Offices. w/ Atlas/Mayfair 20 oz.
Remove E. glue on floor in preparation of new V.C.T.
Vinyl Composition Tile w/ 4" Rubber base-Armstrong Exceion in choice of following colors: $ 51839, $51858, $51899, $51903, $519094.
4" Rubber base @ carpet & Existing V.C.T. areas
H.V.A.C. - (3) new returns & (1) new supplies
Debris Box
Overhead & Profit
Total Basebid
mates: Not included in above costs or scope of work.
Rough-in phone outlets, conduit & box, no wire - each Add (3) New Fxtres @ Office "E" of Faxed Bid Plan
Add 3-way switches @ Office "E" of Faxed Bid Plan
Add For Engineered Drawings and Fire Sprinkler permit-but does not include plan check fee for review of building plans for fire district.
__usions:
__ctural Engineering Fees, City, Fire Dept., municipality fees and permits (other than those officially included), telephone and communications, computer, security, signage, window _ring, moving or storage of tenants' supplies, furniture, equipment, etc., and final janitorial services and any reconstructing or repair or alteration of the building or systems not specified on budget estimate. No architectural drawings for City permit.
Extinguisher w/ bracket (no cabinet) & mounting - unit price


                                     EXHIBIT "B"
                                  page one of three

                                     EXHIBIT "B"

attached to and made a part of that certain Lease Agreement dated November 13, 1995, by and between SIERRA TRINITY INDUSTRIAL PARK, a property of RREEF Performance Partnership-I, L.P., an Illinois limited partnership, as Landlord, and Biex, Inc., a Delaware corporation, as Tenant.

                                  TENANT WORK LETTER

The undersigned, a Landlord and Tenant respectively, are executing simultaneously with this Work Agreement, a written Lease covering premises as described in the Lease and hereby attach this Work Agreement to said Lease as Exhibit B thereto.

1. (a) Except to the extent otherwise provided in Subparagraphs (b) and (c) of this Paragraph, Landlord shall, up to a maximum of $24,780.00 ($5.00 psf), perform improvements per the space plans provided by Michael J. Huyck Construction, dated October 17, 1995, required for the performance of the work (hereinafter referred to as "Building Standard Work") hereinafter described.

     (b) Tenant may request work (hereinafter referred to as "Building Non-Standard Work") not conforming with, or in addition to, Building Standard Work. If Landlord approves such request, any architectural, mechanical, and electrical plans and specifications required for such Building Non-Standard Work shall be furnished, at Tenant's sole cost and expense, by Landlord's architects and engineers.

     (c) Any interior decorating services, such as selection of wall paint colors and/or wall coverings, fixtures, non-building standard carpet, and any or all other decorator items required by Tenant in the performance of said work referred to hereinabove in Subparagraphs (a) and (b) shall be at the Tenant's sole cost and expense.

     (d)  All plans and specifications referred to hereinabove in Subparagraphs
          (a), (b) and (c) are subject to the Landlord's approval, which the Landlord agrees shall not be unreasonably withheld.

     (e) Landlord and Tenant shall diligently pursue the preparation of all plans and specifications for the improvements provided for in Paragraphs 2. and 3. All such plans shall be approved by both Landlord and Tenant, which approval shall not be unreasonably withheld by either party. Complete plans and specifications and a cost estimate for the portion of the work covered thereby to be borne by Tenant shall be approved by Tenant three weeks from Lease Execution.

2. Landlord will, at its sole cost and expense, furnish and install all of the "Building Standard Work" (see attached schedule of Building Standards) specified by Landlord and as indicated on Tenant's final approved plans:
     Michael J. Huyck Construction dated October 17, 1995.

3. Provided Tenant's plans and specifications are furnished by the date provided hereinabove in Paragraph 1.(e) and approved by Landlord, Landlord shall cause Tenant's "Building Non-Standard Work" to be installed by Landlord's contractor, but at Tenant's sole cost and expense. Prior to commencing any such work, Landlord, its contractor, or its architects and engineers, shall submit to Tenant a written estimate of the cost thereof. If Tenant shall fail to approve any such estimate within ten (10) days after submission thereof, such failure shall be deemed a disapproval thereof, and Landlord's contractor shall not proceed with such work. Tenant agrees to pay Landlord within thirty (30) days upon being billed therefor, the cost to Landlord of all such Building Non-Standard Work. Such bills may be rendered during the progress of the performance of the work and the furnishings and installation of the materials to which such bills relate. Landlord may require Tenant to deposit the estimated costs of such work with Landlord prior to the commencement of such work.


                                     EXHIBIT "B"
                                  page two of three

                                     EXHIBIT "B"

attached to and made a part of that certain Lease Agreement dated November 13, 1995, by and between SIERRA TRINITY INDUSTRIAL PARK, a property of RREEF Performance Partnership-I, L.P., an Illinois limited partnership, as Landlord, and Biex, Inc., a Delaware corporation, as Tenant.

4. When Landlord's architect has furnished Landlord with a certificate that the work to be done by Landlord pursuant to Paragraphs 2. and 3. above have been substantially completed, the Premises completed and possession thereof deemed delivered to Tenant, for all purposes of Lease, including, without limitation Paragraph 2. thereof.

                                        Agreed To and Accepted:

LANDLORD:                               TENANT:

SIERRA TRINITY INDUSTRIAL PARK,         Biex, Inc.
a property of RREEF Performance         a Delaware corporation
Partnership-I, L.P., an Illinois
limited partnership

By:     RREEF MANAGEMENT COMPANY,
        a California corporation

By:     /s/ Sherie Dunn                 By:      /s/ H. Fred Voss
        ---------------------------             -------------------------------
        Sherie L. Dunn

Title:  Vice President                  Title:  VP  R & D and Operations
        Property Management                     -------------------------------

                                        Dated:   Nov. 14, 1995
Dated:   11/15/95                               -------------------------------
        ---------------------------


                                     EXHIBIT "B"
                                 page three of three

                                     EXHIBIT "C"

attached to and made a part of that certain Lease Agreement dated November 13, 1995, by and between SIERRA TRINITY INDUSTRIAL PARK, a property of RREEF Performance Partnership-I, L.P., an Illinois limited partnership, as Landlord, and Biex, Inc., a Delaware corporation, as Tenant.


                                     EXHIBIT "C"
                                  page one of three

                                     EXHIBIT "C"

attached to and made a part of that certain Lease Agreement dated November 13, 1995, by and between SIERRA TRINITY INDUSTRIAL PARK, a property of RREEF Performance Partnership-I, L.P., an Illinois limited partnership, as Landlord, and Biex, Inc., a Delaware corporation, as Tenant.

                                RULES AND REGULATIONS

10. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

11. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

12. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

13. Except as approved by Landlord, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

14. Tenant shall not install, maintain or operate upon the Premises any vending machine.

15. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place into any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

16. No cooking shall be done or permitted by any Tenant on the Premises, except that use by the Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

17. Tenant shall not use any space or in the public halls or the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

18. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

19. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual.
Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any space without specific instructions from Landlord.

20. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

21. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.


                                     EXHIBIT "C"
                                  page two of three

                                     EXHIBIT "C"

attached to and made a part of that certain Lease Agreement dated November 13, 1995, by and between SIERRA TRINITY INDUSTRIAL PARK, a property of RREEF Performance Partnership-I, L.P., an Illinois limited partnership, as Landlord, and Biex, Inc., a Delaware corporation, as Tenant.

22. Landlord reserves the right to make such other and reasonable rules and restrictions as in its judgement may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such rules and regulations hereinabove stated and any additional rules and regulations which are adopted.

23. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.


                                     EXHIBIT "C"
                                  page three of three

                                     EXHIBIT "D"

attached to and made a part of that certain Lease Agreement dated November 13, 1995, by and between SIERRA TRINITY INDUSTRIAL PARK, a property of RREEF Performance Partnership-I, L.P., an Illinois limited partnership, as Landlord, and Biex, Inc., a Delaware corporation, as Tenant.

                             HAZARDOUS MATERIALS EXHIBIT

The following chemicals are currently used by Tenant in the course of some part of its laboratory effort. These chemicals appear in the California Hazardous Substances List (The Director's List, included here for information) and are provided as an Exhibit to the Lease between Biex, Inc., a Delaware corporation and SIERRA TRINITY INDUSTRIAL PARK, a property of RREEF Performance Partnership-I, L.P., an Illinois limited partnership.

In addition, Tenant work may require that we obtain and utilize other chemical compounds from time to time and that some of these other chemical compounds may be on the Director's List. In no instance will Tenant have more than one (1) Kilogram, in the case of dry chemicals, or one (1) gallon, in the case of liquid chemicals, of any compound that appears on the Director's List. Tenant will be in compliance with all City, State and Federal regulations regarding the possession and handling of all of the materials that Tenant maintain in the Premises.

Tenant will provide Landlord with an update to this list on a semi-annual basis.


Chemical                            Common Name              Form

Dimethyl Sulfoxide                  DMSO                     Liquid
Dimethyl Formamide                  DMF                      Liquid
Ethyl Alcohol                       Ethanol                  Liquid
Sodium Azide                        -----                    Powder
Sodium Phosphate Dibasic            -----                    Powder
Polyvinylpyrrolidone                PVP                      Powder


                                     EXHIBIT "D"
                                  page one of one

                                  TABLE OF CONTENTS

ARTICLE                                                                   PAGE

     REFERENCE PAGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . ii
1.   USE AND RESTRICTIONS ON USE . . . . . . . . . . . . . . . . . . . . .  1
2.   TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
3.   RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
4.   RENT ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
5.   SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . . . . . .  3
6.   ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
7.   REPAIR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
8.   LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
9.   ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . .  5
10.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
11.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
12.  WAIVER OF SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . .  6
13.  SERVICES AND UTILITIES. . . . . . . . . . . . . . . . . . . . . . . .  7
14.  HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
15.  SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
16.  RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . .  7
17.  REENTRY BY LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . .  7
18.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
19.  REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
20.  TENANT'S BANKRUPTCY OR INSOLVENCY . . . . . . . . . . . . . . . . . . 10
21.  QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
22.  DAMAGE BY FIRE, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . 11
23.  EMINENT DOMAIN. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
24.  SALE BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
25.  ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . 12
26.  SURRENDER OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . 12
27.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
28.  TAXES PAYABLE BY TENANT . . . . . . . . . . . . . . . . . . . . . . . 13

30.  DEFINED TERMS AND HEADINGS. . . . . . . . . . . . . . . . . . . . . . 14
31.  TENANT'S AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . . 14
32.  COMMISSIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
33.  TIME AND APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . 14
34.  SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . . 14
35.  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
36.  EXAMINATION NOT OPTION. . . . . . . . . . . . . . . . . . . . . . . . 14
37.  RECORDATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
38.  AUTHORIZATION OF FINANCIAL INFORMATION. . . . . . . . . . . . . . . . 15
39.  HAZARDOUS MATERIALS . . . . . . . . . . . . . . . . . . . . . . . . . 15
40.  SCHEDULE OF RENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 17
41.  LIMITATION OF LANDLORD'S LIABILITY. . . . . . . . . . . . . . . . . . 17

     EXHIBIT A - PREMISES
     EXHIBIT B - INITIAL ALTERATIONS/TENANT WORK LETTER
     EXHIBIT C - RULES AND REGULATIONS
     EXHIBIT D - HAZARDOUS MATERIALS EXHIBIT